UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) May 19, 2022

Commission File Number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Commission File Number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.

1-11299	ENTERGY CORPORATION	1-32718	ENTERGY LOUISIANA, LLC
	(a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000		(a Texas limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 576-4000
	72-1229752		47-4469646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Entergy Corporation	Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
	Common Stock, $0.01 Par Value	ETR	NYSE Chicago, Inc.

Entergy Louisiana, LLC	Mortgage Bonds, 4.875% Series due September 2066	ELC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 Other Events

Closing of Securitization

As discussed in the Form 10-Q for the quarterly period ended March 31, 2022, in March 2022 the LPSC issued an order approving the financing, utilizing the securitization process authorized by Louisiana Act 55, as supplemented by Act 293, of $3.19 billion of Entergy Louisiana’s costs that resulted from Hurricane Laura, Hurricane Delta, Hurricane Zeta, Winter Storm Uri, and Hurricane Ida. On May 19, 2022, the securitization for the benefit of Entergy Louisiana, LLC (“ELL”) closed, resulting in the issuance of $3,193,505,000 principal amount of bonds (the “Bonds”) by Louisiana Local Government Environmental Facilities and Community Development Authority (the “Issuer”), a political subdivision of the State of Louisiana organized under the provisions of Chapter 10-D of Title 33 of the Louisiana Revised Statutes of 1950, as amended. The securitization was authorized pursuant to the Louisiana Utilities Restoration Corporation Act, Part VIII of Chapter 9 of Title 45 of the Louisiana Revised Statutes, as supplemented by Act 293 of the Louisiana legislature approved in 2021. Pursuant to Act 293, Louisiana Utilities Restoration Corporation (“LURC”) is authorized to contribute the net bond proceeds to a State legislatively authorized and LURC-sponsored trust (the “Trust”). The Trust, in turn, is authorized and required to use the net bond proceeds to purchase preferred membership interests issued by an Entergy affiliate.

Pursuant to Act 293, the net proceeds of the Bonds were contributed by LURC to the Trust (“Trust Contribution”), which in turn used the Trust Contribution to purchase preferred membership interests (the “Preferred Interests”) issued by Entergy Finance Company, LLC (“EFC”), a majority-owned indirect subsidiary of Entergy Corporation (“ETR”). The proceeds of the Preferred Interests are required to be used for corporate purposes supporting ELL’s financial strength and stability.

EFC is required to make annual distributions (“Dividends”) on the Preferred Interests issued to the Trust. These annual Dividends received by the Trust will be distributed to ELL and LURC, as beneficiaries of the Trust. Specifically, 1% of the annual Dividends received by the Trust will be distributed to the LURC, for the benefit of customers, and 99% will be distributed to ELL, net of Trust expenses. The Preferred Interests have a stated annual Dividend rate of 7%.

In connection with the issuance of the Bonds, ETR and ELL are filing the exhibits listed in Item 9.01, where are annexed hereto as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1    Trust Agreement between Louisiana Utilities Restoration Corporation, as Settlor, and Hancock Whitney Bank, as trustee, dated as of May 19, 2022
99.2    Amended and Restated Limited Liability Company Agreement of Entergy Finance Company, LLC effective as of May 19, 2022
104    Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 202	ENTERGY CORPORATION /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer
Date: May 19, 2022	Entergy Louisiana, LLC /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer